Exhibit 99.1

Jan 17, 2013

NASDAQ OMX to Combine Market Technology and Corporate Solutions

Businesses

Industry Leading Provider of Business, Trading and Exchange Technology Solutions to

Align Businesses to Improve Client Offering and Advance Technology Leadership

Position

Company Appoints Bradley Peterson as Global Chief Information Officer

NEW YORK, Jan. 17, 2013 (GLOBE NEWSWIRE) — The NASDAQ OMX Group, Inc. (Nasdaq:NDAQ) today announced the company will combine its Market Technology and Corporate Solutions businesses. The combination will enable increased focus and drive growth across the company’s technology businesses, create a dedicated software and technology management structure and advance NASDAQ OMX’s market position by leveraging global distribution and scaling our products and services. The new business unit will be led by Anna Ewing, executive vice president, Global Technology Solutions, NASDAQ OMX.

Global Technology Solutions includes Market Technology and Corporate Solutions. The Market Technology business provides technology and advisory services to over 70 marketplaces, clearing organizations and central securities depositories in over 50 countries as well as risk management and surveillance solutions to financial services firms. Corporate Solutions provides public and private companies with a portfolio of products and services that deliver critical market intelligence and communications solutions which help identify, target and communicate with stakeholders.

NASDAQ OMX intends to treat the combined Market Technology and Corporate Solutions businesses as a separate reporting segment effective January 1, 2013.

In addition, the company announced the appointment of Bradley Peterson to global chief information officer, effective February 6, 2013. Mr. Peterson will report to Ms. Ewing. Mr. Peterson will continue to drive the design and development of scalable and reliable solutions to further the growth and expansion of NASDAQ OMX's core products and services and the underlying tools and technologies used by NASDAQ OMX customers.

“As an industry technology leader, our state of the art systems and software deliver innovative solutions and world class technology to a globally diverse client base,” said Bob Greifeld, President and CEO, NASDAQ OMX. “With the proposed acquisition of Thomson Reuters’ IR, PR and Multimedia businesses and in combination with our Market Technology and Corporate Solutions business, we have achieved unprecedented scale in technology services. We intend to continue to build this leading franchise into one of the top technology organizations in the world and this reorganization reflects our focus and commitment to this exciting and growing segment of our business.”

“Brad brings a vast amount of technology experience and leadership to NASDAQ OMX,” said Ms. Ewing. “He will lead a global team responsible for enhancing our technology products and services by helping to create innovative new business opportunities, extend our technology platforms and drive efficiencies. His priority will be to enable a better experience for our customers, partners and employees.”

Mr. Peterson was most recently Chief Information Officer for Charles Schwab where he and his team developed and launched Schwab's mobile brokerage and banking applications, modernized all client channels and established centers of excellence to attract and retain leading technology talent.

Prior to joining Charles Schwab, Mr. Peterson served as Chief Information Officer for eBay and chief technology officer for Epoch Partners where he established the information management and delivery team, championed the strategic use of analytics at eBay and PayPal, led acquisition integrations and built and managed institutional trading platforms. Mr. Peterson also previously served in multiple technology leadership roles at Pacific Telesis and AT&T Communications.

NASDAQ OMX delivers trading, exchange technology and public company services across six continents, with approximately 3,400 listed companies.

About NASDAQ OMX Group

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade—from risk management to trade to surveillance to clearing. In the U.S. and Europe, we own and operate 24 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.999% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to approximately 3,400 listed companies worth $6 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (http://www.facebook.com/NASDAQ) and Twitter (http://www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to factors detailed in NASDAQ OMX's annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

NDAQG

CONTACT:	NASDAQ OMX Media Contact:
Joseph Christinat
+1.646.441.5121
Joseph.Christinat@NASDAQOMX.Com

NASDAQ OMX Investor Relations Contact:
John Sweeney
+1.212.401.8737
John.Sweeney@NASDAQOMX.Com